Exhibit 99.1

Glucotrack Announces Publication of Peer-Reviewed Study In The Journal of Diabetes Research Demonstrating Long-Term Accuracy and Stability of Continuous Blood Glucose Monitoring Technology

In-Vivo Ovine Study Demonstrates Sustained Performance Of Company’s Continuous Blood Glucose Monitoring (CBGM) Technology Over 240 Days, Reinforces Path to Key IDE Submission

Rutherford, NJ, April 30, 2026 (GLOBE NEWSWIRE) — Glucotrack, Inc. (Nasdaq: GCTK) (“Glucotrack” or the “Company”), a medical technology company focused on the design, development, and commercialization of novel technologies for people with diabetes, today announced the publication of a peer reviewed scientific article in The Journal of Diabetes Research on the long-term accuracy and stability of the Company’s fully implantable continuous blood glucose monitoring (CBGM) system in an in-vivo ovine model.

The study, titled “In Vivo Evaluation of a Novel Long-Term Intravascular Implantable Continuous Blood Glucose Monitor in an Ovine Model: A Glucotrack™ Inc. Investigation,” (Tapsak, M. A. et al.), evaluated the in-vivo performance of the CBGM in an ovine model over periods of up to 240 days. The study examined 34 devices that were successfully implanted into 17 adult sheep. Results demonstrated a weighted average Mean Absolute Relative Difference (MARD) of 6.8% across 79 intravenous glucose tolerance tests conducted during the study period, demonstrating excellent accuracy. The devices maintained consistent glucose sensing performance, with no device-related adverse safety events observed, over the up to 240-day study period. The full publication is available online here.

“The publication of this peer-reviewed study in the Journal of Diabetes Research provides externally validated evidence of the long-term performance of our CBGM technology,” said Dr. Paul V. Goode, President and Chief Executive Officer of Glucotrack. “Sustained accuracy and consistent device performance over 240 days in a preclinical model reinforces our confidence in the platform’s design. As we advance towards our IDE submission with the FDA, these results support our continued progression toward further clinical development and eventual commercialization.”

These data further support the accuracy and stability of Glucotrack’s CBGM system, which demonstrated a MARD of 7.7% with a 99% data capture rate and no procedure- or device-related serious adverse events in its first-in-human clinical study. Together with the recently published in-vitro study on the long-term stability of the Glucotrack glucose sensor chemistry, these data contribute to a growing body of peer-reviewed evidence supporting the feasibility of Glucotrack’s long-life CBGM platform.

For more information about Glucotrack’s CBGM, visit www.glucotrack.com.

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About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s Continuous Blood Glucose Monitor (CBGM) is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 3 years, no on-body wearable component and with minimal calibration. The Glucotrack CBGM is an Investigational Device and is limited by federal (or United States) law to investigational use.

For more information, please visit http://www.glucotrack.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “anticipate”, “believe”, “expect”, “plan” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 30, 2026.

Contacts:

Investor Relations:	Media:
investors@glucotrack.com	GlucotrackPR@icrinc.com